WLR&K Draft
                                                             10/31/94

                                                             Exhibit 1.2





                                U.S. $   ,000,000*
                             AMERICAN STORES COMPANY
                           MEDIUM-TERM NOTES, SERIES B

                                 AGENCY AGREEMENT



                                                        , 199




         [Name and addresses of Agents]


         Dear Sirs:

                   American Stores Company, a Delaware corporation (the "Company"), confirms its agreement with each of you (individu-ally, an "Agent" and collectively, the "Agents"), with respect to the issuance and sale by the Company of up to an aggregate
         of $   ,000,000* in gross proceeds of its Medium-Term Notes,
         Series B (the "Notes").  The Notes are to be issued from time
         to time pursuant to an indenture, dated as of November   , 1994
         (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

                   The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, includ-ing any supplement providing solely for the interest rate,







         _____________________
         * Or the U.S. dollar equivalent in certain specified foreign currencies or currency units.



         PAGE
         maturity and other pricing terms of any Note (a "Pricing Sup-plement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

                   SECTION 1.  REPRESENTATIONS AND WARRANTIES.

                   The Company represents and warrants to each Agent as of the date hereof and as of the times referred to in Sections 6(a) and 6(b) hereof (each such time being hereinafter some-times referred to as a "Representation Date"), as follows:

                   (a) General. A registration statement on Form S-3 with respect to the Notes has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regu-lations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Act. The Indenture has been qual-ified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Reg-istration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference), the Prospectus
         Supplement dated            , 199   relating to the Notes and
         any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order pre-venting or suspending the use of the Registration Statement or Prospectus and no stop order proceeding has been initiated or, to the knowledge of the Company, threatened by the Commission.

                   (b) Registration Statement, Prospectus and Inden-ture: Contents. Except for statements in documents incorpo-rated therein by reference which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any modifying or superseding statements, the Registration

                                       -2-
         PAGE

         Statement and each Prospectus conformed, and the Registration Statement and each Prospectus will, as of the applicable Repre-sentation Date, conform, in all material respects to the requirements of the Act, the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Inden-ture, including any amendments and supplements thereto, con-forms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Com-mission thereunder; the Registration Statement does not, and will not as of the applicable Representation Date, contain any untrue statement of a material fact or omit to state any mate-rial fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not, and will not as of the applicable Representation Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements there-in, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information fur-nished to the Company by the Agents specifically for inclusion therein or as to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 (the "Form T-1") of the Trustee under the Trust In-denture Act.

                   (c) Validity of the Indenture and the Notes. The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding instrument of the Company, subject to the effect of (i) bankruptcy, insol-vency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and (ii) the application of general principles of equity. The Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement, and the Notes have been duly executed, authen-ticated, delivered and paid therefor as provided in this Agree-ment and the Indenture, the Notes will be validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, sub-ject to the effect of (i) bankruptcy, insolvency, reorganiza-tion, moratorium and other laws relating to or affecting credi-tors' rights generally and (ii) the application of general principles of equity; and the Notes will conform to the description thereof contained in the Prospectus.

                   (d) Documents Incorporated by Reference. Except for statements in such documents which do not constitute part of

                                       -3-
         PAGE
         the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting there-for any modifying or superseding statements, the documents incorporated by reference into any Prospectus, when they were filed with the Commission, as amended at or prior to the date the Registration Statement became effective, conformed in all material respects to the requirements of the Act and the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not mis-leading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (e) Financial Statements. The financial statements, and the related notes thereto, included or incorporated by ref-erence in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indi-cated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with gen-erally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated there-in as of the dates indicated.

                   (f) Due Incorporation and Qualification. Each of the Company and each Significant Subsidiary (as defined in Reg-ulation S-X promulgated by the Securities and Exchange Commis-
         sion) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and con-duct its business as presently conducted, and has been duly qualified as a foreign corporation for the transaction of busi-ness and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its sub-sidiaries taken as a whole; and all the outstanding shares of

                                       -4-
         PAGE
         capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and nonassess-able, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

                   (g) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                   (h) No Defaults. Neither the Company nor any Sig-nificant Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws (or other charter documents) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the Com-pany and its subsidiaries taken as a whole; the issuance and sale of the Notes and the performance by the Company of all of the provisions of its obligations under the Notes, the Inden-ture and this Agreement and the consummation of the transac-tions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsid-iary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, nor will any such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or any material violation of any applicable law or statute or any order, rule or regulation of any court or gov-ernmental agency or body having jurisdiction over the Company, any Significant Subsidiary or any of their respective proper-ties; and except as required by the Act, the Trust Indenture Act, the Exchange Act and the applicable securities or Blue Sky laws of the various states and other jurisdictions, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consumma-tion by the Company of the transactions contemplated by this Agreement or the Indenture.

                   (i) Litigation; Contracts. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Significant Subsidiary is a party or to which any property of the Company

                                       -5-
         PAGE
         or any Significant Subsidiary is the subject that are required to be described in the Registration Statement or the Prospectus that are not so described; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                   SECTION 2.  SOLICITATIONS AS AGENT

                   (a) Appointment. Subject to the terms and condi-tions stated herein, and subject to the reservation by the Com-pany of the right to sell Notes, the Company hereby appoints each of the Agents as the agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and con-ditions herein set forth, each Agent agrees, as the agents of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Company reserves the right to sell Notes directly to investors in jurisdictions in which it is authorized to do so and, upon prior written notice to each of the Agents, to appoint other persons, partnerships or corpo-rations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes pursuant to this Agreement; provided that each Additional Agent shall execute this Agree-ment and become a party hereto (or an agency agreement substan-tially identical to this agreement) and thereafter the term "Agent" as used in this Agreement shall mean the Agents and such Additional Agents.

                   (b) Suspension of Solicitation. The Company re-serves the right, in its sole discretion, to suspend solicita-tion of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Promptly after receipt of notice from the Company, but in any event not later than the next business day thereafter, the Agents will suspend solicita-tion of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicita-tion may be resumed. For the purpose of the foregoing sen-tence, "business day" shall mean any day which is not a Saturday or Sunday and which in New York City is not a day on which banking institutions are generally authorized or obli-gated by law to close.

                   (c) Agents' Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by an Agent, the Company agrees to pay such


                                       -6-
         PAGE

         Agent a commission in accordance with the schedule relating to the Notes set forth in Exhibit A hereto.

                   (d) Solicitation of Offers. The Agents are autho-rized to solicit offers to purchase the Notes only in denomi-nations as are specified in the Prospectus at a purchase price and such other terms as shall be specified by the Company.
         Each Agent shall communicate to the Company, orally or in writ-ing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept of-fers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its dis-cretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Each Agent agrees that it will not solicit an offer to purchase Notes or deliver any of the Notes in any jurisdiction outside the United States of America except under circumstances that will not result in a violation of the applicable laws thereof. Each Agent under-stands that no action has been taken to permit a public offer-ing in any jurisdiction outside the United States of America where action would be required for such purpose. The Agents further undertake that in connection with the distribution of Notes denominated in any foreign currency or currency unit, they will as agent, directly or indirectly, not solicit offers to purchase and as principal under any Purchase Agreement or otherwise, directly or indirectly, not offer, sell or deliver, such Notes in or to residents of the country issuing such cur-rency, except as permitted by applicable law.

                   (e) Administrative Procedures. Administrative pro-cedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

                   SECTION 3.  COVENANTS OF THE COMPANY

                   The Company covenants and agrees with each Agent:

                   (a) Delivery of Signed Registration Statement and Prospectus. To furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as origi-nally filed and each amendment thereto, all documents incor-porated therein by reference and all consents and exhibits filed therewith.


                                       -7-
         PAGE

                   (b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may reason-ably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Basic Prospectus,
         (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus.

                   (c) Revisions to Prospectus. If, during the time that a prospectus relating to the Notes is required to be de-livered under the Act in connection with the offering or sale of any of the Notes (a "Marketing Period"), any event occurs as a result of which the Prospectus would include an untrue state-ment of a material fact or omit to state any material fact nec-essary to make the statements therein, in light of the circum-stances under which they were made when the Prospectus was delivered, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly (confirmed in writing) to suspend solicitation of purchases of the Notes (and, if so notified, you shall forthwith suspend such solicitations and cease using the Pro-spectus); and the Company shall promptly prepare and file with the Commission an amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Act or otherwise, as may be necessary to correct such statement or omission or which will effect such compliance whereupon the Agents will, upon the filing of such amendment or supplement with the Com-mission or effectiveness of an amendment to the Registration Statement and upon counsel for the Agents being reasonably sat-isfied as to such correction or compliance in all material respects (with the Company agreeing to furnish to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters), resume their respec-tive obligations to solicit offers to purchase the Notes; pro-vided, however, the Company shall not be required to comply with the provisions of this paragraph (c) during any period from the time (i)(A) an Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and any Notes sold as a result of solicitations by such Agent, as Agent, shall have been deliv-ered and (B) such Agent shall not then hold any Notes as prin-cipal purchased pursuant to a Purchase Agreement, to the time
         (ii) the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Purchase Agreement with such Agent.

                   (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed

                                       -8-
         PAGE
         by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                   (e) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period, any amendment or supplement to the Registration Statement, or any Prospectus (except for a Pricing Supplement or a supplement relating to an offering of securities other than the Notes and except for documents required to be filed by the Company pursu-ant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) to furnish a copy thereof to the Agents and, prior to filing any Pricing Supplement relating to any Notes, to furnish a copy thereof to the Agent soliciting the purchase of or purchasing such Notes.

                   (f) Notice to Agent of Certain Events. To advise the Agents promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus, or for any additional information and will afford the Agents a reasonable opportunity to comment on any such pro-posed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Prospectus or any docu-ment incorporated therein by reference, (iv) of the suspension of the qualification of the Notes for sale in any jurisdiction and (v) when there shall have occurred any downgrading or any public notice shall have been given of any intended or poten-tial downgrading or other negative review in the rating accorded any of the Company's senior unsecured debt securities by any of Standard & Poor's Corporation, Moody's Investors Ser-vice, Inc., Duff & Phelps, Inc. or Fitch Investors Service, Inc. (the "Rating Agencies").

                   (g) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effec-tiveness of the Registration Statement, to make every reason-able effort to obtain the lifting of that order at the earliest possible time.

                   (h) Earnings Statements. As soon as practicable after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company after the later of (i) the effective date of the Regis-tration Statement and (ii) the effective date of the most recent post-effective amendment to the Registration Statement

                                       -9-
         PAGE
         to become effective prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (or, at the option of the Company, Rule 158 of the Rules and Regula-tions under the Act);

                   (i) Reports. So long as the Notes are outstanding, to furnish to the Agents copies of all reports, press releases or other communications (financial or other) furnished to hold-ers of the Company's publicly traded securities and copies of any reports and financial statements publicly filed with the Commission contemporaneously with furnishing such materials to such holders or with the Commission.

                   (j) Blue Sky Qualifications. To take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdic-tions as the Agents may reasonably request, and to maintain such qualifications in effect for as long as may reasonably be required for the distribution of the Notes; provided that the Company shall not be obligated to subject itself to any mate-rial additional tax liabilities, to qualify as a foreign cor-poration or as a dealer in securities in any jurisdiction in which it is not so qualified or required to file a general con-sent to service of process in any jurisdiction.

                   (k) Condition to Agency Transactions. With respect to any person who has agreed to purchase Notes as a result of an offer to purchase solicited by an Agent, if, during the period beginning on the date such person agreed to purchase the Notes (the "Trade Date") and ending on the date such Notes are required to be delivered (the "Settlement Date") or, in the case of clause (i) below, since the respective dates as of which information is given in the Prospectus as amended or sup-plemented through the Trade Date, (i) there has been any mate-rial adverse change in the business, business prospects, finan-cial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus as amended or sup-plemented through the Trade Date, the effect of which is such, in the judgment of the Agent which presented the offer to pur-chase such Note, as materially to impair the investment quality of the Notes to be purchased by such person, (ii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis (including a crisis in the financial markets) the effect of which, in the judgment of the Agent which presented the offer to purchase such Notes, makes it impracticable to proceed with the sale of such Notes, (iii) trading generally shall have been suspended or materially lim-ited on the New York Stock Exchange or trading of any of the Company's securities shall have been suspended on any exchange

                                       -10-
         PAGE
         or in any over-the-counter market the effect of which, in the judgment of the Agent which presented the offer to purchase such Notes, makes it impracticable to proceed with the sale of such Notes, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Fed-eral or New York State authorities or, in the case of Notes denominated in other than United States dollars, by the author-ities or the country of the currency in which such Notes are denominated, or (v) there shall have occurred any downgrading or any public notice shall have been given of any intended or potential downgrading or other negative review accorded any of the Company's senior unsecured debt securities by any of the Rating Agencies, then the Company agrees that it shall promptly advise the relevant Agent of such event described in clause (i) through (v) above and the person who had agreed to purchase the Notes shall have the right to refuse to purchase such Notes.

                   SECTION 4.  PAYMENT OF EXPENSES

                   The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, issuance, execution, authentication and delivery of the Notes, (ii) the preparation, printing and filing under the Act of the Registration State-ment, the Prospectus and any amendments, supplements and exhib-its thereto, (iii) the printing and delivery to the Agents of the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supple-ment or amendment to any Prospectus and any documents incorpo-rated by reference in any of the foregoing documents, (iv) the fees and disbursements of the Trustee and its counsel and any Paying Agent, Authenticating Agent or Calculation Agent for the Notes, (v) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc., (vi) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents incurred in connection with the offering and sale of the Notes, (vii) the fees paid to rating agencies in connection with the rating of the Notes, (viii) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an invest-ment (including reasonable fees and disbursements of counsel for the Agents in connection therewith not to exceed $15,000), and (ix) all advertising expenses in connection with the offer-ing of the Notes incurred with the consent of the Company.




                                       -11-
         PAGE

                   SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENT

                   The obligation of the Agents to solicit offers to purchase the Notes, as agents of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and the obligation of any Agent to purchase Notes as principal, is subject to the accuracy of the representations and warran-ties of the Company contained herein and to the accuracy of the statements made in any certificate furnished by the Company pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the fol-lowing additional conditions:

                   (a) Registration Statement. No stop order suspend-ing the effectiveness of the Registration Statement shall have been issued and no stop order proceeding shall have been initi-ated or, to the Company's knowledge, threatened by the Commis-sion; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with to the reasonable sat-isfaction of the Agents.

                   (b) Legal Matters Satisfactory to Counsel. On the date hereof and (if required by the Purchase Agreement) on each date Notes are delivered with respect to any applicable Pur-chase Agreement, all corporate proceedings and other legal mat-ters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registra-tion Statement, each Prospectus (other than financial state-ments and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may rea-sonably request to enable them to pass upon such matters.

                   (c) Opinion of Outside Counsel. On the date hereof, Wachtell, Lipton, Rosen & Katz, special counsel for the Com-pany, shall have furnished to the Agents their written opinion, dated the date of delivery, in form and substance reasonably satisfactory to the Agents, to the effect that:

                   (i) this Agreement has been duly authorized, exe-cuted and delivered by the Company;

                  (ii) the Notes are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action and, when the terms of the Notes and of their issue and sale have been duly established in accor-dance with the Indenture and this Agreement so as not to

                                       -12-
         PAGE
              violate any applicable law or agreement or instrument then binding on the Company, and when the Notes have been duly executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, the Notes will constitute valid and bind-ing obligations of the Company entitled to the benefits provided by the Indenture, subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (B) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity);

                 (iii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity); and the Indenture has been duly qualified under the Trust Inden-ture Act;

                  (iv) the issue and sale of the Notes and the perfor-mance by the Company of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not
              (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement set forth on a Schedule previously furnished to the Agents (such counsel may assume compliance with the financial covenants contained therein), (B) result in any violation of the provisions of the Restated Certificate of Incorpo-ration or the By-Laws of the Company or (C) violate the federal securities laws or regulations, the Delaware Gen-eral Corporation Law or any law, statute, order, rule or regulation known to such counsel (without independent investigation) of any court or governmental agency or body of the State of New York having jurisdiction over the Com-pany, any Significant Subsidiary or any of their respec-tive properties, except, in the case of clauses (A) and
              (C), for conflicts, breaches, defaults or violations which would not have a material effect on the financial condi-tion, results of operations, assets or business of the Company and its subsidiaries taken as a whole;

                   (v) except as required by the Act, the Trust Inden-ture Act, the Exchange Act and the applicable securities

                                       -13-
         PAGE
              and Blue Sky laws of the various states and other juris-dictions, no consent, approval, authorization, order, reg-istration or qualification of or with any court or govern-mental agency or body is required for the issue and sale of the Notes;

                  (vi) the Notes and the Indenture conform in all ma-terial respects to the descriptions thereof in the Pro-spectus; and the opinion contained in the Prospectus under "Certain Federal Tax Consequences" is confirmed in all material respects;

                 (vii) (A) each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and related schedules and notes or other financial or statistical data included or incor-porated by reference therein as to which such counsel need express no opinion) complied as to form, in all material respects, as amended as of the time the Registration Statement became effective, with the Exchange Act; and (B) the Registration Statement and the Prospectus as amended or supplemented (except for the financial statements and related schedules and notes or other financial or statis-tical data included or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act.

                   In rendering such opinions, such counsel may rely (A) upon the opinion furnished to the Agents pursuant to Section 5(d); (B) upon oral advice of the staff of the Commission; and
         (C) as to matters of fact, to the extent such counsel deems proper, on certificates of officers of the Company and certifi-cates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. In rendering the opinion referred to in subparagraph (ii) above, such counsel need not express an opinion as to whether, with respect to any Notes denominated in a currency other than United States dollars, a court located in the United States of America would grant a judgment relating to the Notes in other than United States dol-lars, nor an opinion as to the date which any such court would utilize for determining the rate of conversion into United States dollars in granting such judgment. With respect to the matters to be covered in subparagraph (vii) above counsel may state their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (excluding any docu-ments incorporated by reference thereto, in which case such


                                       -14-
         PAGE
         opinion is based upon their review of such documents) and dis-cussions with representatives of the Company and its auditors (including discussions in which the Agents and their counsel participated) but is without independent check or verification except as specified. Such counsel shall state that in the course of such participation, review and discussions no facts have come to such counsel's attention which lead such counsel to believe that (except for the financial statements and related schedules and notes or other financial or statistical data included or incorporated by reference therein as to which such counsel need express no belief and except for that part of the Registration Statement which constitutes the Form T-1 of the Trustee under the Trust Indenture Act) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not mislead-ing. Such counsel may further state that such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in subparagraph (vi)).

                   (d) Opinion of Company Counsel. On the date hereof, the Company's General Counsel or Chief Legal Officer shall have furnished to the Agents her written opinion, dated the date hereof, in form and substance reasonably satisfactory to the Agents, to the effect that:

                   (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and author-ity (corporate and other) to own its properties and con-duct its business as described in the Prospectus;

                  (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any busi-ness, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;



                                       -15-
         PAGE

                 (iii) each Significant Subsidiary has been duly in-corporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiar-ies taken as a whole; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all material liens, encum-brances, equities or claims;

                  (iv) other than as set forth or contemplated in the Prospectus, such counsel does not know of any legal or governmental proceedings pending to which the Company or any Significant Subsidiary is a party or to which any property of the Company or any Significant Subsidiary is the subject which are required to be described in the Pro-spectus as amended or supplemented which are not described as required; and such counsel does not know of any con-tracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as re-quired; and

                   (v) the statements in the Prospectus incorporated by reference from Item 3 of Part I of the Company's Annual Report on Form 10-K for the year ended January 29, 1994, as modified or amended by any subsequent documents incor-porated by reference in the Registration Statement or Pro-spectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

                   (e) Officers' Certificate. On the date hereof, the Company shall have furnished to the Agents a certificate, dated the date of delivery, of the Company (signed by an executive officer) stating that the representations and warranties of the Company in Section 1 hereof are true and correct in all mate-rial respects as of such date; the Company has complied in all material respects with all its agreements contained herein to

                                       -16-
         PAGE
         be performed on or prior to such date; the conditions set forth in Section 5(a) hereof have been fulfilled; and that since the respective dates as of which information is given in the Pro-spectus as amended or supplemented through the date of such certificate, there has not been any material adverse change in the business, business prospects, financial position, stock-holders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contem-plated in the Prospectus as so amended or supplemented.

                   (f) Accountant's Letter. On the date hereof, the Company shall have furnished to the Agents a letter of Ernst & Young LLP, addressed to the Agents and dated the date of such delivery, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type cus-tomarily included in accountants "comfort letters" to under-writers with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                   (g) Condition to Principal Transactions. An Agent may terminate any Purchase Agreement, immediately upon notice to the Company, at any time prior to the related Settlement Date, if, during the period beginning on the Trade Date and ending on the Settlement Date or, in the case of clause (i) below, since the respective dates as of which information is given in the Prospectus as amended or supplemented through the Trade Date, (i) there has been any material adverse change in the business, business prospects, financial position, stock-holders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contem-plated in the Prospectus as amended or supplemented through the Trade Date, the effect of which is such, in the judgment of such Agent, as materially to impair the investment quality of the Notes, (ii) there shall have occurred any outbreak or esca-lation of hostilities or other calamity or crisis (including a crisis in the financial markets) the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) trading generally shall have been suspended or materially limited on the New York Stock Exchange or trading of any of the Company's securities shall have been suspended on any exchange or in any over-the-counter market the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or, in the case of Notes denominated in other than United States dollars, by the authorities or the country of the currency in which such Notes

                                       -17-
         PAGE
         are denominated, or (v) there shall have occurred any downgrad-ing or any public notice shall have been given of any intended or potential downgrading or other negative review accorded any of the Company's senior unsecured debt securities by any of the Rating Agencies. The Company shall promptly advise such Agent of the occurrence of any event described in clause (i) above prior to the Settlement Date.

                   SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY.

                   The Company covenants and agrees that:

                   (a) Affirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes and each delivery of the Notes in any sale made to, or pursuant to an offer solicited by you, shall be deemed to be an affirmation to any Agent that solicited such offer or purchased such Notes that the representations and warranties of the Com-pany contained in this Agreement are true and correct in all material respects at the time of such acceptance or delivery, as though made at and as of each such time (and such represen-tations and warranties shall relate to the Registration State-ment and the Prospectus as amended or supplemented to each such time).

                   (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that (A) the Registration Statement or any Prospectus shall be amended or supplemented (but excluding amendments or supple-ments (i) relating solely to an offering of securities other than the Notes, (ii) constituting a Pricing Supplement relating solely to the interest rates, maturities or other pricing terms of the Notes or the principal amount of Notes remaining to be sold, or (iii) relating solely to the incorporation by refer-ence of the Company's proxy statement for its annual meeting of shareholders or of a filing by the Company of any periodic or current reports (other than a quarterly report on Form 10-Q or an annual report on Form 10-K) unless, in the reasonable judg-ment of the Agents, such periodic or current reports are of such a character that the provisions of this paragraph (b) should apply), or (B) (if required pursuant to a Purchase Agreement) the Company sells Notes to an Agent pursuant to a Purchase Agreement, the Company shall, absent the submission of a certificate as provided below, be deemed to have represented to the Agents (or, in the case of a Purchase Agreement, the relevant Agent), as of the date of such supplement or filing or the effectiveness of such amendment or at the time of delivery of the Notes pursuant to such Purchase Agreement, that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to the Agents are true and

                                       -18-
         PAGE
         correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registra-tion Statement and each Prospectus as amended and supplemented to such time) or, in lieu of such representation, the Company may (or, if required pursuant to a Purchase Agreement, shall) submit to the Agents (or, in the case of a Purchase Agreement, the relevant Agent) a certificate of the same tenor as the cer-tificate referred to in said Section 5(e), modified as neces-sary to relate to the Registration Statement and each Prospec-tus as amended and supplemented to the time of delivery of such certificate.

                   (c) Subsequent Delivery of Legal Opinions. The Com-pany agrees that during each Marketing Period, each time that
         (A) the Registration Statement or any Prospectus shall be amended or supplemented (but excluding amendments or supple-ments (i) relating solely to an offering of securities other than the Notes, (ii) constituting a Pricing Supplement relating solely to the interest rates, maturities or other pricing terms of the Notes or the principal amount of Notes remaining to be sold, or (iii) relating solely to the incorporation by refer-ence of the Company's proxy statement for its annual meeting of shareholders or of a filing by the Company of any periodic or current reports (other than an annual report on Form 10-K) unless, in the reasonable judgment of the Agents, such periodic or current reports are of such a character that the provisions of this paragraph (c) should apply) or (B) (if required pursu-ant to a Purchase Agreement) the Company sells Notes to an Agent pursuant to a Purchase Agreement, the Company shall, con-currently with such amendment, supplement or filing or at the time of delivery of the Notes pursuant to such Purchase Agree-ment, furnish the Agents (or, in the case of a Purchase Agree-ment, the relevant Agent) and their counsel with the written opinions of the Company's General Counsel or Chief Legal Officer and special counsel, each addressed to the Agents and dated the date of delivery of such opinion, in form reasonably satisfactory to the Agents, of the same effect as the opinions referred to in Sections 5(c) and 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opin-ion, each such counsel may furnish the Agents (or, in the case of a Purchase Agreement, the relevant Agent) with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Notes being delivered and to the Registration Statement and each Prospectus as


                                       -19-
         PAGE
         amended or supplemented to the time of delivery of such letter authorizing reliance).

                   (d)  Subsequent Delivery of Accountant's Letters.
         The Company agrees that during each Marketing Period, each time that (A) the Company files an Annual Report on Form 10-K, (B) the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information that, in the reasonable judgment of the Agents, should be covered by a letter of the same effect as the letter referred to in Section 5(f) hereof, or (C) (if required pursuant to a Purchase Agreement), the Company sells Notes to an Agent pursuant to a Purchase Agreement, the Company shall cause Ernst & Young LLP (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents (or, in the case of a Purchase Agreement, the relevant Agent), concurrently with such amendment, supplement, or filing or at the time of delivery of the Notes pursuant to such Purchase Agreement, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(f) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information de-rived from the accounting records of the Company available within five days of the date of such letter.

                   SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

                   The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without lim-itation the reasonable legal fees and other expenses incurred in connection with investigating, preparing to defend or defending any suit, action or proceeding or any claim asserted which shall be reimbursed as such legal fees and other expenses are incurred) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supple-mented if the Company shall have furnished any amendments or supplements thereto), or arising out of or based upon any omis-sion or alleged omission to state therein a material fact required to be stated therein or, in the case of the Registra-tion Statement or the Prospectus (as amended or supplemented),

                                       -20-
         PAGE
         necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in the Form T-1 or made in the Registration Statement or Prospectus in reliance upon and in conformity with information furnished to the Com-pany in a letter from the Agents expressly for use therein.

                   Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Agent, but only with ref-erence to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in a letter from the Agents expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                   If any suit, action, proceeding (including any gov-ernmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indem-nifying Person shall be entitled to participate in and, to the extent that it shall desire, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemni-fying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnify-ing Person has failed within a reasonable time to retain coun-sel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any im-pleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. It is understood that the Indemnifying Person shall not, in connection with any proceed-ing or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are

                                       -21-
         PAGE
         incurred. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written con-sent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the ex-tent set forth in this Section 7. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending proceeding in respect of which any Indemnified Person is a party and with respect to which such Indemnified Person could reasonably have been entitled to indemnity hereunder by such Indemnifying Per-son, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                   If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indem-nified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or pay-able by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The rela-tive benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respec-tive proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total com-missions received by the Agents, in each case as set forth in the table in Annex A of this Agreement, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



                                       -22-
         PAGE

                   The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable con-siderations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwith-standing the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the mean-ing of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Per-sons referred to above.

                   SECTION 8.  STATUS OF EACH AGENT

                   In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than offers to pur-chase pursuant to Section 11), each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining per-formance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Com-pany in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and, in particular, pay to the Agents any commission to which they would be entitled in connection with the sale.





                                       -23-
         PAGE

                   SECTION 9. INDEMNITIES, REPRESENTATIONS AND WARRAN-TIES TO SURVIVE DELIVERY

                   All indemnities, representations and warranties of the Company contained in this Agreement, or contained in cer-tificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any in-vestigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, its officers, directors or any other person controlling the Company and shall survive each delivery of and payment for any of the Notes.

                   SECTION 10.  TERMINATION

                   This Agreement may be terminated at any time (i) by the Company with respect to any Agent by giving one day's writ-ten notice of such termination to each Agent or (ii) by any Agent, as to the rights and obligations of such Agent only, by giving written notice to the Company and the other Agents. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the related Settle-ment Date has not occurred or if the Agent is still holding Notes which it acquired as principal, the covenants set forth in Sections 3 and 6 and the conditions set forth in Section 5 of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(i), 4, 7, 8, 9, 12, 13 and 14 hereof shall survive any termination of this Agreement.

                   SECTION 11.  PURCHASES AS PRINCIPAL

                   In any case in which an Agent purchases Notes as principal, it shall (i) advise the Company at the time it makes its offer to purchase such Notes that it is acting as princi-pal, and (ii) advise the Company from time to time promptly upon request whether it continues to hold any Notes as princi-pal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement to be entered into between such Agent and the Company. Each such separate agreement, which may be in the form attached hereto as Exhibit C or may be an oral agreement, confirmed in writing, is herein referred to as a "Purchase Agreement". Each such Purchase Agreement shall also specify, to the extent applicable, the requirements for an officer's certificate, opinions of counsel and comfort letters pursuant to Sections 5(b), 6(b), 6(c) and 6(d) hereof. The Agent's com-mitment to purchase Notes as principal shall be deemed to have

                                       -24-
         PAGE
         been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. An agent may utilize a sell-ing or dealer group in connection with the resale of the Notes purchased.

                   SECTION 12.  NOTICES

                   Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to it as follows: [to follow]; notices to the Company shall be directed to it as follows: American Stores Company, 709 East South Temple, Salt Lake City, Utah 84102 (telecopy: (801) 537-7808), Attention: Treasurer (with a copy to the General Counsel).

                   SECTION 13.  BINDING EFFECT; BENEFITS

                   This Agreement and any Purchase Agreement shall inure to the benefit of and be binding upon the Agent, the Company, and their respective successors. Nothing in this Agreement or any Purchase Agreement is intended or shall be construed to give any other person, firm or corporation, other than the par-ties hereto and their respective successors and the controlling persons referred to in Section 7 and their heirs and legal rep-resentatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision con-tained herein. This Agreement and all conditions and provi-sions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes through or from any Agent shall be deemed a successor by reason merely of such purchase.

                   SECTION 14.  GOVERNING LAW; COUNTERPARTS

                   This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the conflicts of laws provisions thereof. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.






                                       -25-
         PAGE

                   SECTION 15.  PARAGRAPH HEADINGS

                   The paragraph headings used in this Agency Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.













































                                       -26-
         PAGE

                   If the foregoing correctly sets forth our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a bind-ing agreement between the Company and you in accordance with its terms.

                                       Very truly yours,

                                       AMERICAN STORES COMPANY


                                       By:
                                            Title:


         CONFIRMED AND ACCEPTED,
         as of the date first above writ-
         ten:

         [Names of Agents]































                                       -27-
         PAGE

                                                 WLRK DRAFT
                                                                 11/1/94


                                                               EXHIBIT A



                             AMERICAN STORES COMPANY
                           MEDIUM-TERM NOTES, SERIES B

                               SCHEDULE OF PAYMENTS


                   The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes:

                             TERM                     COMMISSION RATE

                   9 months to less than 1 year            .125%

                   1 year to less than 18 months           .150%

                   18 months to less than 2 years          .200%

                   2 years to less than 3 years            .250%

                   3 years to less than 4 years            .350%

                   4 years to less than 5 years            .450%

                   5 years to less than 6 years            .500%

                   6 years to less than 7 years            .550%

                   7 years to less than 10 years           .600%

                   10 years to less than 15 years          .625%

                   15 years to less than 20 years          .650%

                   20 years to 30 years                    .750%
















         PAGE

                                                               EXHIBIT B




                             AMERICAN STORES COMPANY
                           MEDIUM-TERM NOTES, SERIES B

                            ADMINISTRATIVE PROCEDURES


                   Medium-Term Notes, Series B, due from nine months to 30 years from date of issue (the "Notes") are to be offered on a continuing basis by American Stores Company (the "Company"). [Names of Agents], as agents (each an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to an Agency Agreement between the Company
         and the Agents dated           , 199_ (as it may be supple-
         mented or amended from time to time, the "Agency Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under the Indenture, dated as of November __, 1994 between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), as heretofore supplemented. The First National Bank of Chicago has been appointed as paying agent, registrar and authenti-cating agent with respect to the Notes (the "Paying Agent"). The Notes will rank equally with all other unsecured and un-subordinated indebtedness of the Company and have been regis-tered with the Securities and Exchange Commission (the "Commis-sion"). Terms defined in the Prospectus relating to the Notes (the "Prospectus") and in the Agency Agreement shall have the same meaning when used in this exhibit. Special administrative procedures for Multi-Currency Notes and for Global Securities relating to Book-Entry Notes follow these administrative procedures.

                   Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer, Vice President and Assistant Treasurer or Vice President-Cash Management and Assistant Treasurer. Administrative procedures for the offering are explained below.


                   PRICE TO PUBLIC

                   Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.


                   DATE OF ISSUANCE

                   Each Note will be dated and issued as of the date of its authentication by the Paying Agent, as authenticating agent.




         PAGE

                   MATURITIES

                   Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Com-pany, such date being at least nine months but not more than 30 years from the date of issuance. Each Floating Rate Note will mature on an Interest Payment Date (as defined below).

                   "Business Day" shall mean any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York or Chicago.


                   REGISTRATION

                   Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note. Certificated Notes may be presented for registration of transfer or exchange at the Paying Agent's New York office.


                   DENOMINATIONS

                   The Notes (other than Notes represented by Global Securities) will be issued and payable in U.S. dollars in the denomination of $100,000 and any larger denomination which is an integral multiple of $1,000.


                   INTEREST PAYMENTS

                   Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable on
         and              of each year (each an "Interest Payment Date"
         with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption or repayment, if applicable.

                   Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates deter-mined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate Note).

                   Interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Interest on Floating Rate Notes will be calculated on the basis of actual days elapsed and a 360-day year of twelve 30-day months except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year. Interest will be payable to the person in whose name

                                       B-2
         PAGE
         such Note is registered at the close of business on the March 15 or September 15 (whether or not a Business Day) with respect to Fixed Rate Notes or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with re-spect to Floating Rate Notes (the "Record Dates"); provided, however, that interest payable at Stated Maturity or upon redemption or repayment will be payable to the person to whom principal shall be payable. Any payment of principal and interest on such Note required to be paid on an Interest Pay-ment Date or at Stated Maturity or upon redemption or repay-ment, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day with the same force and effect as if made on such Interest Payment Date, at Stated Maturity or upon redemption or repayment, and no addi-tional interest shall accrue as a result of such delayed pay-ment. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next suc-ceeding Record Date. All interest payments, excluding interest payments made at Stated Maturity or upon redemption or repay-ment, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwith-standing the foregoing, the holder of $10 million or more in aggregate principal amount of Notes with the same Interest Payment Date may request payment by wire transfers.

                   On the fifth Business Day immediately preceding each Interest Payment Date, the Paying Agent will furnish the Com-pany with the total amount of the interest payments to be made on such Interest Payment Date. The Paying Agent will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Paying Agent not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Paying Agent will assume responsibility for with-holding taxes on interest paid as required by law.


                   ACCEPTANCE AND REJECTION OF OFFERS

                   The Company shall have the sole right to accept of-fers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to pur-chase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Com-pany, to reject any offers in whole or in part.




                                       B-3
         PAGE

                   SETTLEMENT

                   The receipt of immediately available funds in U.S. dollars by the Company in payment for a Note (less the appli-cable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Paying Agent of any such later date on or before the Business Day immediately prior to the Settlement date.


                   SETTLEMENT PROCEDURES

                   In the event of a purchase of Notes by an Agent, as principal, additional Settlement details may be set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement, which details will be furnished to the Paying Agent. In the event of the sale of a Multi-Currency Note, additional or different Settlement details may be set forth in an Amendment to be entered into between the Agent and the Company.

                   Settlement procedures with regard to each Certifi-cated Note sold through each Agent shall be as follows:

                   A. Such Agent (the "Presenting Agent") will advise the Company by telephone (confirmed in writing), telex, fac-simile or other acceptable means of the following Settlement information:

                   1. Exact name in which the Note is to be registered ("Registered Owner").

                   2. Exact address of the Registered Owner and ad-dress for payment of principal and interest, if any.

                   3.   Taxpayer identification number of the Registered
                        Owner.

                   4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

                   5.   Settlement date.

                   6. Stated Maturity and, if the Company has the option to extend the Stated Maturity Date, the Extension Periods and the Final Maturity Date.

                   7.   Issue Price and any OID information.

                                       B-4
         PAGE

                   8.   Trade Date.

                   9. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

                        (a)  Fixed Rate Notes:

                             (i)  interest rate
                            (ii)  date or dates, if any, on which the
                                  interest rate may be reset and the
                                  basis or formula, if any, for such
                                  resetting

                        (b)  Floating Rate Notes:

                             (i)  interest rate basis
                            (ii)  initial interest rate
                           (iii)  spread or spread multiplier, if any
                            (iv)  date or dates, if any, on which the
                                  spread or spread multiplier may be
                                  reset and the basis or formula, if
                                  any, for such resetting
                             (v)  interest reset period
                            (vi)  maximum and minimum interest rates, if
                                  any
                           (vii)  interest payment period
                          (viii)  index maturity

                   10. The date on or after which the Notes are re-deemable at the option of the Company or the holder, and additional redemption or repurchase provisions, if any.

                   11.  Wire transfer information.

                   12. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                   13.  That the Note will be a Certificated Note.

                   B. The Company will confirm the above Settlement information to the Paying Agent by telex, facsimile or other acceptable means, and the Paying Agent will assign a Note number to the transaction. If the Company disputes the Set-tlement information, the Company will promptly notify the Presenting Agent by telephone.

                   C. The Paying Agent will prepare the Certificated Note and appropriate receipts that will serve as documentary control of the transaction [Note: if the Company is utilizing the book-entry system, see procedures below].


                                       B-5
         PAGE

                   D. The Paying Agent will deliver the Note to the Presenting Agent against delivery of a receipt therefor by the Presenting Agent.

                   E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company im-mediately available funds in U.S. dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any.

                   F. The Presenting Agent will deliver the Note to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes, delivery of the Note and the confirmation and payment by the purchaser for the Note.

                   G. The Presenting Agent will obtain the acknowl-edgement of receipt for the Note and Prospectus by the pur-chaser.

                   H. The Paying Agent will mail appropriate confir-mations of the issuance of each Note to the Company's Treasurer and to the Trustee.


                   SETTLEMENT PROCEDURES TIMETABLE

                   For offers accepted by the Company, Settlement pro-cedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

                   SETTLEMENT
                   PROCEDURE                  TIME (NEW YORK)

                       A               5 PM on date of order

                       B               3 PM on the Business Day prior to
                                       Settlement Date

                      C-D              12 Noon on the Settlement Date

                       E               2:15 PM on the Settlement Date

                      F-G              3 PM on the Settlement Date

                       H               5 PM on Business Day after the
                                       Settlement Date






                                       B-6
         PAGE

                   FAILS

                   In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Paying Agent and the Company's Treasurer, Vice President and Assistant Treasurer or Vice President-Cash Management and Assistant Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Paying Agent. Upon the Paying Agent's receipt of the Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by the Presenting Agent. Such returns will be made on the Set-tlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement date. If such failure shall have occurred for any reason other than default by the Presenting Agent in the per-formance of its duties under the Agency Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the failure occurred, the Paying Agent will mark the Note "cancelled," make appro-priate entries in its records, dispose of such Note and deliver a certificate of disposition to the Company and the Trustee. The Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.


                   REDEMPTION AND REPAYMENT

                   Except as otherwise specified in the applicable Pricing Supplement and on the Notes, the Notes will not be redeemable or subject to repayment prior to their Stated Maturity. If so specified in a Pricing Supplement and on the Note, such Note will be subject to redemption by the Company or repayment at the option of a holder, at any time on or after the date set forth on such supplement and the Note, in whole or from time to time in part, at the option of the Company or the holder, as the case may be, at the redemption price or repay-ment price set forth therein, together with interest accrued thereon on the date of redemption or repayment.

                   Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of redemption, to each holder of Notes to be redeemed, in the manner and in accordance with the Indenture. In the event of redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

                                       B-7
         PAGE

                   In order for a Note that is redeemable at the option of the holder to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" attached to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise provided under "Interest Rate Reset" and "Extension of Maturity" in the Prospectus Supplement. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligi-bility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determi-nation will be final, binding and non-appealable.

                   If a Note is represented by a Global Security, DTC's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the DTC's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the DTC.

                   If a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity Date shall be the

                                       B-8
         PAGE

         Amortized Face Amount of such Note, as specified on the face of the Note, on the date of redemption or repayment.


                   MATURITY

                   Upon presentation of each Note at Maturity, the Paying Agent will pay the principal amount thereof, together with accrued interest. Such payment shall be made in immedi-ately available funds in U.S. dollars, provided that the Note is presented to the Paying Agent in time for such Paying Agent to make payments in such funds in accordance with its normal procedures. The Company will provide the Paying Agent with funds available for immediate use for such purpose. Notes presented at Maturity will be delivered to the Paying Agent for cancellation as provided in the Indenture. The Paying Agent shall dispose of the cancelled notes and deliver a certificate of disposition to the Company and the Trustee.


                   PROCEDURES FOR ESTABLISHING
                   THE TERMS OF THE NOTES

                   The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Com-pany accepts an offer to purchase Notes upon such terms, the Company will prepare a Pricing Supplement in the form previ-ously approved by the Agents, reflecting the terms of such Notes and will arrange to have 10 copies of such Pricing Sup-plement (together with the Prospectus, if amended or supple-mented) filed with the Commission in accordance with the applicable paragraph of Rule 424(b) and will supply an ap-propriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. The Presenting Agent will cause such Pricing Supplement to be delivered to the purchaser of a Note. See "Delivery of Prospectus."

                   If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases until the new posted rates have been established with the Agents. Following establishment of posted rates and prior to the filing described in the following sen-tence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company accepts an offer at the posted rate, the Company will prepare a Pricing Supplement reflecting such posted rates and will arrange to have 10 copies of such Pricing Supplement (together with the

                                       B-9
         PAGE

         Prospectus if amended or supplemented) filed with the Commis-sion in accordance with the applicable paragraph of Rule 424(b) and will supply an appropriate number of copies of the Pro-spectus, as then amended or supplemented, to the Presenting Agent. The Presenting Agent will cause such Pricing Supplement to be delivered to the purchaser of a Note. See "Delivery of Prospectus."

                   In each instance that a Pricing Supplement is pre-pared, the Presenting Agent will affix the Pricing Supplement to the Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.


                   SUSPENSION OF SOLICITATION;
                   AMENDMENT OR SUPPLEMENT

                   In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents, the Trustee and the Paying Agent whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.


                   DELIVERY OF PROSPECTUS

                   A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered by the Pre-senting Agent to a purchaser or his agent prior to or together with the earlier of the delivery of (i) the written confirma-tion of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall provide copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities by 11:00 a.m. on the day after the Sale Date so that the Presenting Agent will be able to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered to [names, addresses and fax numbers of Agents]. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such

                                      B-10
         PAGE
         purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as sup-plemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or sup-plemented on the date of delivery of the Prospectus. The Paying Agent will make all such deliveries with respect to all Notes sold directly by the Company.


                   AUTHENTICITY OF SIGNATURES

                   The Company will cause the Paying Agent, as authen-ticating agent, to furnish the Agents from time to time with the specimen signatures of each of the Paying Agent's officers, employees and agents who have been authorized by the Paying Agent to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Paying Agent on any Note.


                   ADVERTISING COSTS

                   The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.



























                                      B-11
         PAGE

                        SPECIAL ADMINISTRATIVE PROCEDURES
                             FOR MULTI-CURRENCY NOTES


                   Unless otherwise set forth in an applicable Foreign Currency Amendment, the following procedures and terms shall apply to Multi-Currency Notes in addition to, and to the extent inconsistent therewith in replacement of, the procedures and terms set forth above.

                   DENOMINATIONS

                   The authorized denominations for Multi-Currency Notes will be set forth in the applicable Pricing Supplement.

                   CURRENCIES

                   Unless otherwise specified in the applicable Pricing Supplement, purchasers of Multi-Currency Notes are required to pay for such Multi-Currency Notes in the Specified Currency in immediately available funds. If requested by the purchaser of the Multi-Currency Note on or prior to the fifth Business Day preceding the date of delivery of the Multi-Currency Notes (or by such other day as the Presenting Agent shall determine), the Presenting Agent will arrange the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for the Multi-Currency Notes. Each such conversion will be made by the Presenting Agent on such terms and subject to such condi-tions, limitations and charges as such Presenting Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Multi-Currency Notes.

                   PAYMENT OF PRINCIPAL AND INTEREST

                   The principal of, premium, if any, and interest on Multi-Currency Notes will be payable in the Specified Currency. Unless otherwise indicated in the applicable Pricing Supple-ment, the agent appointed by the Company (the "Exchange Rate Agent") will convert all such payments of principal, premium, if any, and interest to U.S. dollars. However, unless other-wise indicated in the applicable Pricing Supplement, the holder of a Multi-Currency Note may elect to receive such payments in the Specified Currency as described below.

                   Any U.S. dollar amount to be received by a holder of a Multi-Currency Note will be based on the highest bid quota-tion in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified

                                      B-12
         PAGE

         Currency payable to all holders of Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not avail-able, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Multi-Currency Note by deductions from such payments.

                   A holder of a Multi-Currency Note may, unless oth-erwise specified in the applicable Pricing Supplement, elect to receive payment of the principal of, premium, if any, and interest on such Multi-Currency Notes in the Specified Cur-rency, by transmitting a written request for such payment by mail, hand delivered, or by cable, telex or other form of facsimile transmission to the principal office of the Paying Agent on or prior to the Record Date or at least fifteen days prior to Maturity (or redemption or repayment), as the case may be, such election to remain in effect until revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record Date or at least fifteen days prior to Maturity (or redemption or repayment), as the case may be. A holder of a Multi-Currency Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment.

                   Interest on Multi-Currency Notes paid in U.S. dollars will be paid in the manner specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on Multi-Currency Notes paid in the Specified Currency will be paid by wire transfer to a bank account maintained by the holder in the country of the Speci-fied Currency. The principal of Multi-Currency Notes, together with interest accrued and unpaid therein, due at Maturity (or upon redemption or repayment) will be paid in immediately available funds against presentation of such Multi-Currency Notes at the principal office of the Paying Agent, provided that principal, premium, if any, and interest payable at Maturity (or upon redemption or repayment) in a Specified Currency will be paid by wire transfer to such bank account. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity (or upon redemption or repayment) of a Multi-Currency Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity (or upon re-demption or repayment), as the case may be, and no interest shall accrue from the period from and after such Interest Payment Date or Maturity (or redemption or repayment date).

                   PAYMENT CURRENCY

                   If a Specified Currency is not available for payment on a Multi-Currency Note due to the imposition of exchange


                                      B-13
         PAGE
         controls or other circumstances beyond the control of the Com-pany, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the inter-national banking community, then the Company will be entitled to satisfy its obligations to holders of Multi-Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency in The City of New York, as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), on the latest date for which such rate was established on or before the date on which such payment is due. Any pay-ment made under such circumstances in U.S. dollars where required payment is in a Specified Currency other than U.S. dollars will not constitute a default under the Indenture. All determinations by the Company or its agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company.

                   OUTSTANDING MULTI-CURRENCY NOTES

                   For purposes of calculating the principal amount of any Multi-Currency Note for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent at the Market Exchange Rate, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

                   DETAILS FOR SETTLEMENT OF MULTI-CURRENCY NOTES

                   In addition to the Settlement information specified in "Settlement Procedures" above, the Presenting Agent shall communicate to the Company in the manner set forth in "Set-tlement Procedures" the following information:

                   1.   Specified Currency
                   2.   Denominations
                   3. Wire transfer and overseas bank account infor-mation (if holder has elected payment in a Specified Currency).













                                      B-14
         PAGE

              SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                   Each Note will be represented by either a Global Security delivered to the Paying Agent, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC or a certificate delivered to the Holder thereof or a Person designated by such Holder. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. Certain matters described below relating to DTC's Participant Terminal System which are designated as the responsibility of the Paying Agent which is a participant in DTC's Same-Day Funds Settlement System ("SDFS"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Paying Agent will perform or cause to be performed the custo-dial, document control and administrative functions described below, in accordance with the obligations of the Paying Agent under a Letter of Representations from the Company and the Paying Agent to DTC and a Medium-Term Note Certificate Agree-ment previously entered into between the Paying Agent and DTC, and as a participant in DTC, including SDFS. Except as other-wise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

                   ISSUANCE

                   On any date of settlement (as defined under "Set-tlement" below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully regis-tered form without coupons representing up to $150,000,000 principal amount of all of such Notes that have the same original issuance date, interest rate, redemption or repayment provisions and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Com-pany will issue a single Global Security representing up to $150,000,000 principal amount of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Spread, Spread Multi-plier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment provisions and Stated Matu-rity. Each Global Security will be dated and issued as of the date of its authentication by the Paying Agent, as authenti-cating agent. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Pay-ment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of

                                      B-15
         PAGE
         authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note or (iii) any Multi-Currency Note.

                   IDENTIFICATION NUMBERS

                   The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Secu-rities representing the Book-Entry Notes. The Company has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Paying Agent and DTC such written list of 900 CUSIP numbers of such series. The Paying Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Paying Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon ob-taining such additional CUSIP numbers the Paying Agent shall deliver such additional CUSIP numbers to the Company and DTC.

                   REGISTRATION

                   Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture, governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

                   TRANSFERS

                   Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

                                      B-16
         PAGE

                   CONSOLIDATION AND EXCHANGE

                   The Paying Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate, redemption and repayment provisions and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment provisions and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Paying Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Paying Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Paying Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to rep-resent each $150,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

                   MATURITIES

                   Each Book-Entry Note will mature on a date not less than nine months or more than 30 years after the settlement date for such Note. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

                   NOTICE OF REDEMPTION OR REPAYMENT DATE

              The Paying Agent will give notice to DTC prior to each redemption date or repayment date (as specified in the Note),


                                      B-17
         PAGE
         if any, at the time and in the manner set forth in the Letter of Redemption.

                   DENOMINATIONS

                   Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

                   INTEREST

                   General. Interest on each Book-Entry Note will ac-crue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day pre-ceding, as the case may be, the Interest Payment Date or Ma-turity, redemption or repayment; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such
         Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and in-cluding the next preceding Regular Record Date. Interest payable at the Maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's Corpo-ration will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                   Notice of Regular Record Dates and Interest Payment Dates. On the first Business Day of January, April, July and October of each year, the Paying Agent will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Deter-mination Date (as defined in Appendix A hereto) for Floating Rate Notes, the Company will notify the Paying Agent, and the Paying Agent in turn will notify Standard & Poor's Corporation,

                                      B-18
         PAGE
         of the interest rates determined on such Interest Determination
         Date.

                   PAYMENTS OF PRINCIPAL AND INTEREST

                   Payments of Interest Only. Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or any earlier redemption or repayment date) and the total of such amounts. DTC will con-firm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                   Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. The Company, the Paying Agent and DTC will confirm the amounts of such principal and interest pay-ments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or redemption or repayment date of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Secu-rity, together with interest due at such Maturity or redemption or repayment date, as the case may be. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                   Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Paying Agent will cancel such Global Security and deliver it or a certificate to the Company with an appropriate debit advice, with a copy of such certificate to the Trustee. On the first Business Date of each month, the Paying Agent will prepare a written statement indicating the total principal amount of Out-standing Global Securities for which it serves as paying agent as of the immediately preceding Business Day.

                   Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Paying Agent in funds available for use by the Paying Agent as of 9:30 A.M. (New York City time) on such date. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Paying Agent will make

                                      B-19
         PAGE
         such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Paying Agent will make such pay-ments to DTC in accordance with existing arrangements between DTC and the Paying Agent. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company, the Paying Agent nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                   Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

                   SETTLEMENT PROCEDURES

                   Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

         A. The Presenting Agent will advise the Company by telephone (confirmed in writing), telex or facsimile, of the fol-lowing settlement information:

              1. Exact name in which Note is to be registered ("Reg-istered Owner").

              2. Exact address of the Registered Owner and address for payments of principal and interest, if any.

              3.   Taxpayer identification number of the Registered
                   Owner.

              4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

              5.   Settlement date.

              6. Stated Maturity and, if the Company has the option to extend the Stated Maturity Date, the Extension
                   Periods and the Final Maturity Date.

              7.   Issue Price and any OID information.

              8.   Trade date.

              9.   The DTC Participant account number of such Agent.




                                      B-20
         PAGE

              10. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

                   (a)  Fixed Rate Notes:
                        (i)  interest rate
                       (ii)  date or dates, if any, on which the
                             interest rate may be reset and the basis or formula, if any, for such resetting

                   (b)  Floating Rate Notes:
                        (i)  interest rate basis
                       (ii)  initial interest rate
                      (iii)  spread or spread multiplier, if any
                       (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such reset-ting
                        (v)  interest reset period
                       (vi)  maximum and minimum interest rates, if any
                      (vii)  interest payment period
                     (viii)  index maturity

              11. The date on or after which the Notes are redeemable at the option of the Company, and additional re-demption or repurchase provisions, if any.

              12.  Wire transfer information.

              13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement).

              14.  That the Note will be a Book-Entry Note.

         B. The Company will assign a CUSIP number to the Global Se-curity representing such Note and then advise the Paying Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the infor-mation set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

         C. The Paying Agent will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such
              Note is to be issued:

              1.   The information set forth in Settlement Procedure
                   "A."

              2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                                      B-21
         PAGE

              3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and, if known, amount of interest payable on such Interest Payment Date.

              4. Frequency of interest payments (monthly, semiannu-ally, quarterly, etc.).

              5. CUSIP number of the Global Security representing such Note.

              6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

              7. The number of Participant accounts to be maintained by DTC on behalf of the Agents or the Paying Agent.

         D. The Paying Agent, as the authenticating agent, will com-plete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

         E. DTC will credit such Note to the Paying Agent's partici-pant account at DTC.

         F. The Paying Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Paying Agent's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Paying Agent's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

         G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
              (i) to debit such Note to the Presenting Agent's partic-ipant account and credit such Note to the participant accounts of the Participants with respect to such Note and
              (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

         I. The Paying Agent will credit to an account of the Company maintained at the Paying Agent funds available for


                                      B-22
         PAGE
              immediate use in the amount transferred to the Paying Agent in accordance with Settlement Procedure "F."

         J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirma-tion and payment by the purchaser of the Note.

              The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Par-ticipants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                   SETTLEMENT PROCEDURES TIMETABLE

                   For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settle-ment Procedures "A" through "J" set forth above shall be com-pleted as soon as possible but not later than the respective times (New York City time) set forth below:

                   SETTLEMENT
                   PROCEDURES                  TIME

                        A        11:00 A.M. on the Sale date

                        B        12:00 Noon on the Sale date

                        C        2:00 P.M. on the Sale date

                        D        9:00 A.M. on Settlement date

                        E        10:00 A.M. on Settlement date

                       F-G       2:00 P.M. on Settlement date

                        H        4:45 P.M. on Settlement date

                       I-J       5:00 P.M. on Settlement date

                   If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial in-terest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is com-pleted, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M. , respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is sub-ject to extension in accordance with any extension of Fedwire


                                      B-23
         PAGE
         closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                   If settlement of a Book-Entry Note is rescheduled or canceled, the Paying Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immedi-ately preceding the scheduled settlement date.

                   FAILURE TO SETTLE

                   If the Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Paying Agent may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Paying Agent's participant account. DTC will process the with-drawal message, provided that the Paying Agent's participant account contains a principal amount of the Global Security rep-resenting such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Paying Agent will mark such Global Secu-rity "canceled," make appropriate entries in the Paying Agent's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in ac-cordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Paying Agent will exchange such Global Security for two Global Securi-ties, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                   If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such pur-chaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Set-tlement Procedures "F" and "G," respectively. Thereafter, the Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                   Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been


                                      B-24
         PAGE
         represented by a Global Security, the Paying Agent will pro-vide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

















































                                      B-25
         PAGE

                                                             EXHIBIT C






                               PURCHASE AGREEMENT


                                                 [DATE]

         American Stores Company
         709 East South Temple
         Salt Lake City, Utah  84102

         Attention:  Treasurer


              The undersigned agrees to purchase the following princi-pal amount of the Notes described in the Agency Agreement dated ________ __, 199_ (as it may be supplemented or amended from time to time, the "Agency Agreement"):

         All Notes:          Fixed Rate Notes:   Floating Rate Notes:

         Issue Price:        Interest Rate Per   Base Rate:
         Agent's Discount:    Annum:             Spread:
         Original Issue Date:                    Spread Multiplier:
         Settlement Date                         Initial Interest Rate:
          and Time:                              Maximum Interest Rate:
         Stated Maturity Date:                   Minimum Interest Rate:
         Specified Currency:                     Index Maturity:
         Redeemable at Option of                 Interest Reset Period:
          Company ( ) yes ( ) no                 Interest Payment Period:
             Initial Redemption Date:
             Initial Redemption Price:
             Annual Redemption Price Reduction:
         Original Issue Discount Note: ( ) yes ( ) no
             Total OID:
             Yield to Maturity:
             Initial Accrual Period OID:
         Repayment Option of Holder:  ( ) yes ( ) no
             Repayment Date(s):
             Repayment Price(s):
         Other Provisions:


                   [In the case of Notes issued in a foreign currency or currency unit, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent)


         PAGE
         for the purchase by the quoting dealer of the Specified Cur-rency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.]

                   All capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Agency Agreement. Our obligation to purchase Notes hereunder is sub-ject to the continued accuracy of your representations and warranties contained in the Agency Agreement and to your per-formance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. [Our obliga-tion hereunder is subject to the further condition that certain legal matters shall be satisfactory to our counsel pursuant to
         Section 5(b) and we shall receive (a) the opinions required to be delivered pursuant to Sections 5(c) and 5(d) of the Agency Agreement, (b) the certificate required to be delivered pur-suant to Section 5(e) of the Agency Agreement and (c) the letter referred to in Section 5(f) in each case dated as of the above Settlement Date.]

                   In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, having a maturity within six months of the maturity of such Notes, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper, without our prior written consent which consent shall not be unreasonably withheld, except pursuant to arrangements of which you have been advised by the Company prior to the time of execution of this Agreement.

                   We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto: (i) there shall have occurred any material adverse change in the business, business prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus as amended or supple-mented through the date of this Agreement, the effect of which is such, in our judgment, as materially to impair the invest-ment quality of the Notes, (ii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis (including a crisis in the financial markets) the effect

                                      C-2
         PAGE
         of which is such as to make it, in our judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) trading generally shall have been suspended or materially limited on the New York Stock Exchange or trading of any of the Company's securities shall have been suspended on any exchange or in any over-the-counter market the effect of which is such as to make it, in our judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or, in the case of Notes denominated in other than United States dollars, by the authorities or the country of the currency in which such Notes are denominated, or (v) there shall have occurred any down-grading or any public notice shall have been given of any intended or potential downgrading or other negative review accorded any of the Company's senior unsecured debt securities by any of the Rating Agencies. In the event of such termina-tion, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 14 of the Agency Agreement.

                   This Agreement shall be governed by and construed in accordance with the laws of New York.

                                       INSERT NAME[S] OF AGENT[S]



                                       By:
                                                   [Title]

         ACCEPTED:          , 19

         AMERICAN STORES COMPANY


         By:
                    [Title]